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                                                    EXHIBIT 10.7


                           OMNIBUS AMENDMENT 1995-1


      WHEREAS, this Corporation maintains the following plans and the trusts for the benefit of its employees and/or directors: Great Western Supplemental Executive Retirement Plan, Great Western Financial Corporation Deferred Compensation Plan, Great Western Financial Corporation Directors' Deferred Compensation Plan, Great Western Financial Corporation Senior Officers' Deferred Compensation Plan, Great Western Retirement Restoration Plan, Great Western Supplemental Incentive Plan, Great Western Financial Corporation Umbrella Trust for Senior Officers and Great Western Financial Corporation Umbrella Trust for Directors (collectively, the "Plans");

      WHEREAS, this Corporation also maintains the Great Western Retirement Plan and Great Western Employee Savings Incentive Plan (the "Tax-Qualified Plans");

      WHEREAS, each of the Plans is administered by the Finance Committee of the Board of Directors and certain functions under the Tax-Qualified Plans are also administered by the Finance Committee.

      NOW, THEREFORE, the respective Plans and Tax-Qualified Plans are amended, effective as of July 1, 1995, as follows:



      1. Each of the Plans is amended to provide that the Committee is the Compensation Committee of the Board of Directors of this Corporation.

      2. Each of the Tax-Qualified Plans is amended to provide that the Compensation Committee of the Board of Directors of this Corporation shall have all of the duties, powers and responsibilities previously held by the Finance Committee.

      3. The phrase "Compensation Committee" shall replace the phrase "Finance Committee" in each place it appears in each of the Plans and Tax-Qualified Plans.

      4. The Compensation Committee will also assume responsibility for all functions previously held by the Finance Committee with respect to the trust agreements and any other ancillary agreements with respect to the Tax-Qualified Plans.
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      IN WITNESS WHEREOF, this Corporation has caused these presents to be executed by its duly authorized officers and the corporate seal to be hereunder affixed as of this 30th day of June, 1995.

GREAT WESTERN FINANCIAL CORPORATION



By __________________________________
   J. Lance Erikson

By __________________________________
   Stephen F. Adams